CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference of our report dated July 29, 2002 on the AHA Diversified Equity Fund (a series of the AHA Investment Funds, Inc.) in the Registration Statement (Form N-14) and related Prospectus/Proxy Statement filed with the Securities and Exchange Commission in this Registration Statement under the Securities Act of 1933.



                                                         /s/ ERNST & YOUNG LLP


Chicago, Illinois
December 4, 2002